DESTINY MEDIA CORP.

BYLAWS

Article I

STOCKHOLDERS

Section 1.1 Annual Meetings.

The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the board of directors shall fix each year. Each such annual meeting shall be held at such date, time, and place, within or without the State of Delaware, as shall be determined by the board of directors. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

Section 1.2 Special Meetings.

Except as otherwise required by law or by the certificate of incorporation and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the president, or by the board of directors pursuant to a resolution approved by a majority of the entire board of directors. The term "entire board of directors," as used in these bylaws, means the total number of directors which the Corporation would have if there were no vacancies.

Section 1.3 Stockholder Action; How Taken.

Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual meeting or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.4 **Notice of Meeting.**

Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, except as otherwise required by statute or the certificate of incorporation, either personally or by mail, prepaid telegram, telex, or facsimile transmission to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

Section 1.5 **Waiver.**

Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

Section 1.6 **Voting List.**

The secretary shall prepare and make available, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the Corporation's principal administrative office. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.7 **Quorum; Adjournment.**

Except as otherwise required by law or the certificate of incorporation, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum, and the act of the majority of the shares entitled to vote at such meeting shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without further

notice if the time and place of the adjourned meeting are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.8 **Record Date.**

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders or entitled to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournments thereof shall not be more than 60 nor less than 10 days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for any other action shall not be more than 60 days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Corporation and, when prior action by the board of directors is required, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 1.9 **Procedure.**

The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

Article II

DIRECTORS

Section 2.1 <u>Number, Election and Terms</u>.

(a) The number of directors of the corporation shall be fixed from time to time by the board of directors. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Delaware or a shareholder of the corporation.

(b) Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders following his election and thereafter until his successor shall have been elected and qualified. Directors may be removed in the manner provided by the Delaware General Corporation Law.

Section 2.2 <u>Newly Created Directorships and Vacancies</u>.

Except as otherwise fixed pursuant to the provisions of the certificate of incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the remaining members of the board of directors.

Section 2.3 <u>Regular Meetings</u>.

The first meeting of the new board of directors elected at the annual meeting of stockholders shall be held immediately after, and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. Regular meetings of the board of directors shall be held at such times and places as the board of directors may from time to time determine.

Section 2.4 <u>Special Meetings</u>.

Special meetings of the board of directors may be called at any time, at any place and for any purpose by any member of the board or the president.

Section 2.5 <u>Notice of Meetings</u>.

Notice of regular meetings of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than 7 calendar days preceding the date of the meeting, or (b) personally delivered, telegraphed, sent by facsimile transmission or communicated by telephone at least 24 hours before the time of the

meeting. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 2.6 Waiver.

Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 2.7 Quorum.

Except as may be otherwise provided by law or in the certificate of incorporation, the presence of a majority of the entire board of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be deemed the act of the board of directors.

Section 2.8 Participation in Meetings By Telephone.

Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.9 Powers.

The business, property and affairs of the Corporation shall be managed by or under the direction of its board of directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, by the certificate of incorporation or by these bylaws, directed or required to be exercised or done by the stockholders.

Section 2.10 Compensation of Directors.

Directors shall receive such compensation for their services as shall be determined by a majority of the entire board of directors.

Section 2.11 Action Without a Meeting.

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

Article III

COMMITTEES

Section 3.1 Designation of Committees.

Subject to the other provisions of these bylaws, the board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

Section 3.2 Committee Powers and Authority.

The board of directors may provide, by resolution or by amendment to these bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation; provided, however, that a committee may not exercise the power or authority of the board of directors in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution

or resolutions providing for the issuance of shares of stock adopted by the board of directors, pursuant to the certificate of incorporation, fix the designations and any of the preferences or rights of shares of preferred stock relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders the dissolution of the Corporation or a revocation of a dissolution, declaring a dividend, redeeming or acquiring any of the Corporation's stock or amending these bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 3.3 Committee Procedures.

To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Article II (except that a committee need not have annual meetings).

Article IV

OFFICERS

Section 4.1 Number.

The officers of the Corporation shall be appointed or elected by vote of the board of directors. The officers shall be a president, such number of vice presidents as the board of directors may from time to time determine, a secretary, and a treasurer. Any person may hold two or more offices at the same time.

Section 4.2 Additional Officers.

The board of directors may appoint such other officers, including, without limitation, assistant secretaries and assistant treasurers, as it shall deem appropriate. Such other officers shall have such power and authority as determined by the board, except as otherwise provided herein.

Section 4.3 Term of Office, Resignation.

All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the board of directors and may be removed at any time by the board of directors with or without cause. Except as otherwise provided in any officer's or employee's employment contract, any officer may resign at any time by giving written notice of his resignation

to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office shall be filled by vote of the board of directors.

Section 4.4 Duties.

The officers of the Corporation shall perform the duties and exercise the powers assigned to them from time to time by the board of directors or the president. In the absence of such assignment, the officers shall have the duties and powers described in this Article IV.

Section 4.5 President.

The president shall be the chief executive officer of the Corporation and, subject to the direction and control of the board of directors, shall manage the day-to-day operations of the Corporation. The president may execute contracts, deeds and other instruments on behalf of the Corporation. The president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. The president shall perform such other duties as the board may from time to time prescribe or delegate to him.

Section 4.6 Vice President.

Each vice president, if any, shall perform such functions as may be prescribed by the board of directors or the president. Each vice president may execute contracts, deeds and other instruments on behalf of the Corporation. Each vice president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Upon the death, disability or absence of the president, the vice president (or if more than one holds office, the vice president among those present who has held such office for the longest continuous period, unless another method of selection has been established by resolution of the board of directors) shall perform the duties and exercise the powers of the president. Each vice president shall perform such other duties as the board or the president may from time to time prescribe or delegate to him.

Section 4.7 Secretary.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the board of directors, he shall give notice of any such special meeting. He shall keep the minutes of all meetings of the stockholders, the board of directors, or any committee established by the board of directors.

The secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. The secretary shall perform such other duties as the board or the president may from time to time prescribe or delegate to him. Each assistant secretary shall have all power and authority of the secretary unless otherwise determined by the board.

Section 4.8 Treasurer.

The treasurer shall be responsible for the control of the funds of the Corporation and the custody of all securities owned by the Corporation. The treasurer shall perform such other duties as the board or the president may from time to time prescribe or delegate to him. Each assistant treasurer shall have all power and authority of the treasurer unless otherwise determined by the board.

Section 4.9 Compensation.

Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

Article V

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 5.1 Directors and Officers.

Subject to the other Sections of this Article V, the Corporation shall, to the fullest extent permitted by the laws of the State of Delaware and the Corporation's certificate of incorporation as now or hereafter in effect, (i) indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation, or, by reason of the fact that such officer or director is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement reasonably incurred by him in connection with such Proceeding, including any Proceeding by or on behalf of the Corporation; and (ii) advance all reasonable expenses incurred by or on behalf of any such person in connection with any Proceeding, whether prior to or after final disposition of such proceeding.

Section 5.2 Subrogation.

In the event of payment under these bylaws, the indemnifying party or parties shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person therefor, and such person shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

Section 5.3 Effect of Certain Proceedings.

The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in these bylaws) of itself adversely affect the right of any person to indemnification or create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

Section 5.4 Exception to Right of Indemnification or Advancement of Expenses.

Notwithstanding any other provision of these bylaws, no person shall be entitled to indemnification or advancement of expenses under these bylaws with respect to any proceeding brought by such person, unless the bringing of such proceeding or making of such claim shall have been approved by the board of directors.

Section 5.5 Contract.

The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while these bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article V.

Section 5.6 Inclusion of Constituent Corporations.

The board of directors may provide by resolution that references to "the Corporation" in this Article V shall include, in addition to this Corporation, any constituent corporation absorbed in a merger with this Corporation so that any person who was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article V with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

Section 5.7 Inurement.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 5.8 Employees and Agents.

To the same extent as it may do for a director or officer, the Corporation may indemnify and advance expenses to a person who is not and was not a director or officer of the Corporation but who is or was an employee or agent of the Corporation.

Article VI

CAPITAL STOCK

Section 6.1 Certificates.

Each stockholder of the Corporation shall be entitled to a certificate or certificates signed by or in the name of the Corporation by the president or a vice president and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, all of whom may be the same person, representing the number of shares of stock of the Corporation owned by such stockholder. Any or all the signatures on the certificate may be a facsimile.

Section 6.2 Facsimile Signatures.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent or registrar at the date of issue.

Section 6.3 Registered Stockholders.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

Section 6.4 Cancellation of Certificates.

All stock certificates surrendered to the Corporation shall be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

Section 6.5 Lost, Stolen or Destroyed Certificates.

The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the board of directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, give the Corporation and its transfer agent or agents, registrar or registrars an indemnity bond in such form and amount as the board of directors may direct against any claim that may be made against the Corporation and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.6 Transfer of Shares.

Shares of stock shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 6.7 Transfer Agents and Registrars.

The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the board of directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

Article VII

SEAL

The board of directors may adopt a seal which, when adopted, shall constitute the corporate seal of the Corporation.

Article VIII

FISCAL YEAR

The Corporation's fiscal year shall end on December 31, unless the board of directors otherwise determines.

Article IX

AMENDMENTS

Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose), provided that in the notice of the special meeting, notice of such purpose given. Subject to the laws of the State of Delaware, the certificate of incorporation and the other provisions of these bylaws, the board of directors may, by majority vote of the entire board of directors alter, amend or repeal these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.